Exhibit 99.2 Q3 2018 Earnings Presentation November 7, 2018

Q3 2018 Earnings Call Agenda I. Introduction Tomas Johnston, Acting General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Conclusion Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings, the incurrence of significant costs in connection with the Company’s pursuit of legal remedies, the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the Company’s ability to remediate the material weaknesses it has identified in its internal controls over financial reporting described in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 and in its Annual Report on Form 10-K for the year ended December 31, 2017; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 3

Non-GAAP Financial Measures Reconciliation This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense.  The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA.  Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. 4

Safety Update and Financial Flexibility • Era has achieved its dual goals of ZERO air accidents and ZERO recordable workplace injuries YTD 2018 • Total available liquidity as of September 30, 2018 was approximately $172 million – $48 million in cash balances – $124 million of remaining availability under the Company’s credit facility • Continue to prioritize the protection of the Company’s strong balance sheet – Limited debt maturities prior to 2021 – Manageable fixed charge obligations ($4 million in Q3) • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million 5

Q3 2018 Highlights – Sequential Quarter Comparison • Revenues were $3.1 million lower in Q3 2018 Revenues ($000s) – Lower utilization of helicopters in U.S. oil and gas operations and the weakening of the Brazilian real relative to the U.S. dollar $75,000 57,728 54,610 • Operating expenses were $3.8 million lower primarily due to decreased repairs and maintenance expenses $50,000 • G&A expenses were $6.0 million lower primarily due to a decrease in non-routine professional services fees related $25,000 to litigation that has now been settled • Losses on asset dispositions were $0.2 million in Q3 $0 Q2 2018 Q3 2018 compared to $2.0 million in Q2 • Adjusted EBITDA increased by $2.3 million Adjusted EBITDA ($000s) • Adjusted EBITDA excludes special items: – Litigation settlement proceeds of $42.0 million in Q3 $15,000 – Non-routine professional services fees of $7.1 million and $0.2 million in Q2 and Q3, respectively 9,678 $10,000 • Net income to Era Group of $31.3 million 7,347 $5,000 $0 Q2 2018 Q3 2018 6

Q3 2018 Highlights – Calendar Quarter Comparison • Revenues were $6.8 million lower than Q3 2017 Revenues ($000s) – Primarily due to lower utilization of light and medium helicopters in oil and gas operations, the weakening of $75,000 the Brazilian real relative to the U.S. dollar, and the 61,385 absence of flightseeing revenues following the sale of 54,610 the Company's flightseeing assets in early 2018 $50,000 – Partially offset by higher utilization of heavy helicopters in oil and gas operations $25,000 • Operating expenses were $7.5 million lower primarily due to lower repairs and maintenance, personnel and other $0 costs Q3 2017 Q3 2018 • G&A expenses were $2.1 million lower primarily due to decreased non-routine professional services fees related to litigation that has now been settled Adjusted EBITDA ($000s) • Adjusted EBITDA increased by $1.2 million • Adjusted EBITDA excludes special items: $15,000 – Litigation settlement proceeds of $42.0 million in the 9,678 current quarter $10,000 8,464 – Non-cash impairment charge of $117.0 million in the prior year quarter related to the Company's H225 helicopters $5,000 – Non-routine professional services fees of $0.2 million and $1.9 million in the current quarter and prior year $0 quarter, respectively Q3 2017 Q3 2018 • Net income to Era Group of $31.3 million 7

Appendix

Fleet Overview Average Owned Leased-In Total Age(a) Heavy: S92 4 — 4 2 H225 2 — 2 9 AW189 4 — 4 2 Total Heavy 10 — 10 Medium: AW139 36 — 36 9 S76 C+/C++ 5 — 5 12 B212 5 — 5 39 Total Medium 46 — 46 Light – twin engine: A109 7 — 7 12 EC135 13 2 15 10 BO-105 3 — 3 29 Total Light – twin engine 23 2 25 Light – single engine: A119 13 — 13 12 AS350 17 — 17 21 Total Light – single engine 30 — 30 Total Helicopters 109 2 111 13 Note: Fleet presented as of 9/30/2018 (a) Average for owned fleet 9

Healthy Leverage Metrics and Liquidity September 30, 2018 ($000s) • As of September 30, 2018, Era had $48 million in Cash and cash equivalents $ 47,631 cash balances and $124 million of remaining availability under the credit facility for total Credit facility $ — liquidity of approximately $172 million Promissory notes 20,395 – No outstanding borrowings under the Total secured debt 20,395 revolving credit facility 7.750% Senior Notes 144,828 Other 495 Total debt $ 165,718 Net debt $ 118,087 Shareholders' Equity $ 468,470 Total capitalization $ 634,188 Credit Metrics: (a) Senior Secured Debt / EBITDA 0.4X EBITDA / Interest Expense 2.6X Total Debt / Total Capitalization 26% Net Debt / Net Capitalization 20% Available under credit facility $ 123,884 (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents / total capitalization less cash and cash equivalents. 10

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 30-Sep-17 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 (a) Oil and gas: U.S. $ 36,567 $ 35,063 $ 36,536 $ 37,771 $ 35,473 International 16,764 16,163 15,617 14,160 13,665 Total oil and gas $ 53,331 $ 51,226 $ 52,153 $ 51,931 $ 49,138 Dry-leasing (b) 2,632 3,680 2,572 3,256 2,716 Emergency Response Services (c) 2,487 2,625 2,597 2,541 2,756 Flightseeing 2,935 — — — — $ 61,385 $ 57,531 $ 57,322 $ 57,728 $ 54,610 Three Months Ended Flight Hours 30-Sep-17 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 Oil and gas:(a) U.S. 6,732 5,967 5,705 6,991 6,132 International 2,754 2,218 2,296 2,185 2,288 Total oil and gas 9,486 8,185 8,001 9,176 8,420 Emergency Response Services (c) 90 110 100 95 108 Flightseeing 906 — — — — 10,482 8,295 8,101 9,271 8,528 Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting, and VIP transport (b) Includes certain property rental income that was previously in emergency response services and oil and gas lines of service (c) Includes revenues and flight hours from SAR and air medical services 11

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 30-Sep-17 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 Net Income (Loss) $ (81,215) $ 61,459 $ (1,357) $ (10,516) $ 31,279 Depreciation 12,103 10,101 10,354 10,116 9,541 Interest Income (206) (119) (146) (346) (732) Interest Expense 4,097 5,143 4,576 3,521 3,549 Income Tax Expense (Benefit) (45,237) (74,599) (738) (2,574) 7,861 EBITDA $ (110,458) $ 1,985 $ 12,689 $ 201 $ 51,498 Special Items 118,922 4,358 3,681 7,146 (41,820) Adjusted EBITDA $ 8,464 $ 6,343 $ 16,370 $ 7,347 $ 9,678 Losses (Gains) on Asset Dispositions, Net ("Gains") 122 541 (4,414) 1,997 148 Adjusted EBITDA Excluding Gains $ 8,586 $ 6,884 $ 11,956 $ 9,344 $ 9,826 Note: See page 14 of this presentation for a discussion of Special Items 12

Financial Highlights

($ millions)	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2018
Revenue	$ 299.0	$ 331.2	$ 281.8	$ 247.2	$ 231.3	$ 173.8	$ 169.7
Operating Expenses	186.6	204.4	171.5	169.9	167.4	123.1	114.5
G&A	38.9	44.0	42.8	36.2	42.1	31.2	35.7
Depreciation	45.6	46.3	47.3	49.3	45.7	35.6	30.0
Gains on Asset Dispositions	18.3	6.1	6.0	4.8	4.5	5.0	2.3
Goodwill Impairment	—	—	(1.9)	—	—	—	—
Litigation settlement proceeds	—	—	—	—	—	—	42.0
Loss on Impairment	—	—	—	—	(117.0)	(117.0)	—
Operating Income (Loss)	46.2	42.7	24.3	(3.4)	(136.4)	(128.1)	33.7
Other Income (Expense)							
Interest Income	0.6	0.5	1.2	0.7	0.8	0.6	1.2
Interest Expense	(18.1)	(14.8)	(13.5)	(17.3)	(16.8)	(11.6)	(11.6)
Derivative Gains (Losses)	(0.1)	(0.9)	—	—	—	—	—
Foreign Currency Gains (Losses)	0.7	(2.4)	(2.6)	0.1	(0.2)	(0.1)	(1.1)
Gain on Debt Extinguishment	—	—	1.6	0.5	—	—	0.2
Gain on sale of FBO	—	—	12.9	—	—	—	—
Note Receivable Impairment	—	(2.5)	—	—	—	—	—
SEACOR Corporate Charges	(0.2)	—	—	—	—	—	—
	(17.1)	(20.0)	(0.3)	(16.0)	(16.2)	(11.1)	(11.3)
Income (Loss) before Taxes and Equity Earnings	29.1	22.6	24.0	(19.4)	(152.7)	(139.2)	22.4
Income Tax Expense (Benefit)	11.7	8.3	14.1	(3.4)	(122.7)	(48.1)	4.5
Income (Loss) before Equity Earnings	17.4	14.4	9.8	(16.0)	(30.0)	(91.1)	17.9
Equity Earnings (Losses)	0.9	2.7	(1.9)	1.1	1.4	1.1	1.6
Net Income (Loss)	$ 18.3	$ 17	$ 7.9	$ (14.9)	$ (28.6)	$ (90.1)	$ 19.4
Net Loss Attributable to NCI in Subsidiary	0.4	0.1	0.8	6.9	0.5	0.2	0.3
Net Income (Loss) Attributable to Era Group	$ 18.7	$ 17.1	$ 8.7	$ (8.0)	$ (28.1)	$ (89.9)	$ 19.7
Adjusted EBITDA [a]	$ 95.3	$ 90.8	$ 69.0	$ 47.1	$ 35.7	$ 29.4	$ 33.4
Adjusted EBITDA Excluding Gains [a]	$ 77.0	$ 84.7	$ 63.0	$ 42.3	$ 31.2	$ 24.4	$ 31.1

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and Q2 2017, respectively
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - Pre-tax impairment charges of $117.0 million primarily related to the impairment of the Company's H225 model helicopters in Q3 2017
  - Adjustments of $2.0 million related to accounting for PERT and other non-cash accounting adjustments of $0.2 million in Q4 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in Q1 2018
  - Non-routine litigation expenses related to the H225 helicopters of $0.5 million, $0.9 million, $1.9 million, $2.2 million, $3.9 million, $7.1 million, and $0.2 million, in Q1 2017, Q2 2017, Q3 2017, Q4 2017, Q1 2018, Q2 2018, and Q3 2018, respectively
  - In the three months ended September 30, 2018, $42.0 million in litigation settlement proceeds
- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					9 Mos. Ended September 30,	
(US$ in thousands)	2013	2014	2015	2016	2017	2017	2018
Net Income (Loss)	$ 18,304	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)	$ (90,074)	$ 19,406
Depreciation	45,561	46,312	47,337	49,315	45,736	35,635	30,011
Interest Income	(591)	(540)	(1,191)	(741)	(760)	(641)	(1,224)
Interest Expense	18,050	14,778	13,526	17,325	16,763	11,620	11,646
Income Tax Expense (Benefit)	11,727	8,285	14,117	(3,357)	(122,665)	(48,066)	4,549
EBITDA	$ 93,051	$ 85,856	$ 81,688	$ 47,632	$ (89,541)	$ (91,526)	64,388
SEACOR Management Fees	168	—	—	—	—	—	—
Special Items	2,045	4,919	(12,697)	(518)	125,290	120,932	(30,993)
Adjusted EBITDA	$ 95,264	$ 90,775	$ 68,991	$ 47,114	$ 35,749	$ 29,406	33,395
Gains on Asset Dispositions, Net ("Gains")	(18,301)	(6,101)	(5,953)	(4,787)	(4,507)	(5,048)	(2,269)
Adjusted EBITDA Excluding Gains	$ 76,963	$ 84,674	$ 63,038	$ 42,327	$ 31,242	$ 24,358	$ 31,126

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